Exhibit 99.1

CONTACT:	Jack Wagner - President & CEO
Rick A. Shields - EVP & Chief Financial Officer
	360.679.3121	NEWS RELEASE
WASHINGTON BANKING REPORTS THIRD QUARTER EARNINGS OF $1.9 MILLION
OAK HARBOR, WA — October 23, 2008 — Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported continued strong capital ratios and a well-diversified loan portfolio, contributed to a profitable quarter. Washington Banking earned $1.9 million, or $0.20 per diluted share, in the third quarter ended September 30, 2008, compared to $2.8 million, or $0.30 per diluted share, in the third quarter a year ago. Third quarter and year-to-date 2008 profits were reduced by approximately $0.06 per diluted share due to a one-time charge associated with an agreement entered into with former CEO Michal Cann upon his retirement. Year-to-date, net income was $6.7 million, or $0.70 per diluted share, compared to $7.5 million, or $0.79 per diluted share, for the first nine months of 2007.
“Our financial results this year are quite respectable, particularly in light of the current disruption in the financial markets,” said Jack Wagner, President and CEO. “Our solid balance sheet, strong capital position and a well-diversified loan portfolio reflect our core strengths and consistent operating practices.”
Conference Call Information
Management will host a conference call today, October 23, 2008, at 9:00 AM PDT (12:00 noon EDT) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2053 or on the web at www.wibank.com. The replay, which will be available for 90 days beginning shortly after the call concludes, can be heard at (303) 590-3000 with access code 11120513#, or on the web at www.wibank.com.
Third Quarter 2008 Financial Highlights (September 30, 2008, compared to September 30, 2007)
•	Capital ratios remained well above the regulatory requirements for well-capitalized institutions, with Tier 1 Capital to risk-adjusted assets of 11.81% compared to 11.08%.

•	Continued good asset quality with nonperforming loans to total loans at 0.47% from 0.17%.

•	Total net loans increased 5% to $812 million from $771 million.

•	Book value per share increased 9% to $8.32 compared to $7.63.

•	Payment of cash dividends of $0.19 year to date generated an annualized yield of 3.25% at recent share prices.
Balance Sheet
“This market provides some excellent opportunities for us to establish new customer relationships and recruit talented banking professionals,” stated Wagner. “Because of the turmoil in the regional banking sector, customers are seeking a safe and sound place for their deposits and a reliable source of credit for their business and personal needs. We believe we are well positioned to meet those needs and to gain market share over the next several quarters.”
Total deposits were up 7% to $784 million at September 30, 2008, compared to $733 million for the previous quarter and up 2% from $766 million a year ago. Money market accounts increased 28% from the end of the linked quarter and grew 7% year-over-year.
At September 30, 2008, total assets increased 5% to $912 million compared to $867 million a year ago. Total net loans grew 5% to $812 million from $771 million a year ago, although declined slightly from $813 million at the end of the second quarter 2008.
(more)

WBCO — 3Q08 Profits
October 23, 2008

Credit Quality
“Given the current market conditions, our asset quality remained reasonably good,” said Joe Niemer, Chief Credit Officer. Nonperforming assets totaled $4.6 million, or 0.50% of total assets at September 30, 2008, compared to $3.7 million, or 0.41% of total assets at June 30, 2008, and $2.7 million, or 0.31% of total assets a year ago. “We believe that our loan portfolio remains well diversified by borrowers, loan type and geography within our operating area in Northwest Washington, and our NPAs are limited to just a handful of relationships,” Niemer added. Nonperforming assets consist of nonaccrual loans, accruing loans 90 days or more past due, restructured loans and OREO. Nonperforming loans increased to $3.9 million, or 0.47% of loans, up from $2.5 million or 0.30% at the end of the linked quarter, and from $1.3 million, or 0.17% of total loans at the end of the third quarter 2007.
Allowance for loan losses increased to $11.5 million, or 1.40% of total loans at quarter end, compared to $10.8 million or 1.38% at September 30, 2007, in part, reflecting growth in the loan portfolio.
Net charge-offs in the third quarter were $1.2 million, or 57 basis points of average loans, compared to $571,000, or 29 basis points of average loans for the same period a year ago. Year-to-date, net charge-offs were $2.8 million, or 46 basis points, compared to $1.5 million, or 27 basis points from a year earlier. Net charge-offs in the indirect lending portfolio increased to $527,000 in the third quarter and $932,000 year-to-date, reflecting the softening in the local economy. “Our practice is to charge off any loan from the indirect program when it becomes 90 days past due,” said Rick Shields, Chief Financial Officer. “Indirect loans account for approximately 15% of the total portfolio and we expect to continue to be near that level going forward.”
Capital
Washington Banking’s Tier 1 capital ratio was 11.81% at September 30, 2008, compared with 11.54% from the linked quarter and 11.08% at September 30, 2007. The total risk-based ratio was 13.06% at September 30, 2008, compared with 12.79% from the previous quarter and 12.46% at September 30, 2007. All regulatory ratios continue to exceed the “well-capitalized” requirements established by regulators.
Total shareholders’ equity improved to $79 million at September 30, 2008, compared with $78 million at June 30, 2008, and $72 million in the third quarter of 2007. Book value per share increased 9% to $8.32 from $7.63 one year ago. On August 20, 2008, the company paid a quarterly cash dividend of $0.065 per common share to shareholders of record August 5, 2008. Washington Banking has paid a quarterly cash dividend since its 1998 initial public offering, and has increased the cash payout each year. “Because of the solid performance of our balance sheet, we are able to continue rewarding shareholders with quarterly cash dividends,” Wagner noted.
“Credit risk associated with investments has been limited by primarily purchasing US Agency and municipal securities,” said Shields. “We have only one mortgage-backed security in our investment portfolio, which is worth $53,000. Given our high liquidity and our short duration investments, we believe that we are adequately positioned to meet the needs of our customers.”
Operating Results
Revenue was $11.6 million in the third quarter of 2008, compared to $11.1 million for the second quarter and $11.8 million in the third quarter of 2007. Net interest income, before the provision for loan losses, grew 3% to $9.6 million in the third quarter of 2008 from $9.3 million in the previous quarter and declined 2% compared to $9.8 million in the third quarter a year ago. Year-to-date, revenue was down slightly at $34.1 million compared to $34.3 million in the same period a year ago. Net interest income, before provision for loan losses, increased modestly to $28.5 million for the first nine months of 2008 compared to $28.1 million for the first nine months of 2007.
Net interest margin was 4.62% in the third quarter of 2008, up 8 basis points from the linked quarter of 4.54%, and down 32 basis points from 4.94% in the same quarter a year ago. Year-to-date, net interest margin stood at 4.60% compared to 4.95% for the first nine months of 2007.
(more)

WBCO — 3Q08 Profits
October 23, 2008

Noninterest expense for the third quarter increased 11% to $7.6 million compared with $6.8 million in the same quarter of 2007. “We curtailed our growth earlier in the year in anticipation of the merger with Frontier Financial,” stated Wagner. “Since terminating the merger late in the second quarter and remaining independent, it was necessary to increase some expenses to regain our foothold in the marketplace.” In addition, the cost associated with the agreement for Cann’s retirement in the third quarter added $800,000 to noninterest expense. Even with the expense for the agreement, noninterest expenses for the first nine months of 2008 were basically flat at $20.8 million compared to $20.6 million a year ago.
The efficiency ratio during the third quarter of 2008 was 65.26%, compared to 56.88% reported in the linked quarter, and 57.65% at September 30, 2007. In the first nine months of this year, the efficiency ratio was 60.94% compared to 60.20% for the first nine months of 2007. Return on average assets and return on average equity were 0.85% and 9.70%, respectively, for the third quarter of 2008 and 1.00% and 11.68%, respectively, year-to-date.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.
www.wibank.com
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
(more)

WBCO — 3Q08 Profits
October 23, 2008

	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	September 30,	June 30,	Month	September 30,	Year
($ in thousands, except per share data)	2008	2008	Change	2007	Change

Interest Income
Loans	$14,432	$14,383	0%	$15,959	-10%
Taxable Investment Securities	88	96	-8%	143	-38%
Tax Exempt Securities	51	51	0%	65	-22%
Other	6	4	61%	54	-89%

Total Interest Income	14,577	14,534	0%	16,221	-10%

Interest Expense
Deposits	4,411	4,542	-3%	5,849	-25%
Other Borrowings	276	359	-23%	147	88%
Junior Subordinated Debentures	286	284	1%	469	-39%

Total Interest Expense	4,973	5,185	-4%	6,465	-23%

Net Interest Income	9,604	9,348	3%	9,756	-2%

Provision for Loan Losses	1,075	1,050	2%	800	34%

Net Interest Income after Provision for Loan Losses	8,529	8,298	3%	8,956	-5%

Noninterest Income
Service Charges and Fees	708	711	-1%	749	-5%
Income from the Sale of Loans	36	51	-30%	192	-81%
Other Income	1,131	876	29%	982	15%

Total Noninterest Income	1,875	1,638	14%	1,923	-3%

Noninterest Expense
Compensation and Employee Benefits	3,940	3,798	4%	4,166	-5%
Occupancy and Equipment	944	902	5%	932	1%
Office Supplies and Printing	162	120	35%	146	11%
Data Processing	155	153	1%	185	-16%
Consulting and Professional Fees	107	147	-27%	172	-38%
Other	2,270	1,208	88%	1,226	85%

Total Noninterest Expense	7,578	6,328	20%	6,827	11%

Income Before Income Taxes	2,825	3,608	-22%	4,052	-30%
Provision for Income Taxes	921	1,187	-22%	1,232	-25%

Net Income	$1,904	$2,421	-21%	$2,820	-32%

Earnings per Common Share

Net Income per Share, Basic	$0.20	$0.25	-20%	$0.30	-33%

Net Income per Share, Diluted	$0.20	$0.25	-20%	$0.30	-33%

Average Number of Common Shares Outstanding	9,473,000	9,464,000		9,323,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,518,000	9,519,000		9,435,000
(more)

WBCO — 3Q08 Profits
October 23, 2008

	Nine Months Ended		One
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	September 30,		Year
($ in thousands, except per share data)	2008	2007	Change

Interest Income
Loans	$44,176	$45,573	-3%
Taxable Investment Securities	294	412	-29%
Tax Exempt Securities	153	204	-25%
Other	14	153	-91%

Total Interest Income	44,637	46,342	-4%

Interest Expense
Deposits	14,247	16,652	-14%
Other Borrowings	939	317	196%
Junior Subordinated Debentures	975	1,291	-24%

Total Interest Expense	16,161	18,260	-11%

Net Interest Income	28,476	28,082	1%

Provision for Loan Losses	3,150	2,200	43%

Net Interest Income after Provision for Loan Losses	25,326	25,882	-2%

Noninterest Income
Service Charges and Fees	2,145	2,362	-9%
Income from the Sale of Loans	177	558	-68%
Other Income	2,985	2,760	8%

Total Noninterest Income	5,307	5,680	-7%

Noninterest Expense
Compensation and Employee Benefits	11,729	12,709	-8%
Occupancy and Equipment	2,796	2,867	-2%
Office Supplies and Printing	402	455	-12%
Data Processing	469	493	-5%
Consulting and Professional Fees	469	441	6%
Other	4,923	3,655	35%

Total Noninterest Expense	20,788	20,620	1%

Income Before Income Taxes	9,845	10,942	-10%
Provision for Income Taxes	3,183	3,394	-6%

Net Income	$6,662	$7,548	-12%

Earnings per Common Share

Net Income per Share, Basic	$0.70	$0.80	-13%

Net Income per Share, Diluted	$0.70	$0.79	-11%

Average Number of Common Shares Outstanding	9,457,000	9,392,000
Fully Diluted Average Common and Equivalent Shares Outstanding	9,514,000	9,525,000
(more)

WBCO — 3Q08 Profits
October 23, 2008

			Three		One
CONSOLIDATED BALANCE SHEETS (unaudited)	September 30,	June 30,	Month	September 30,	Year
($ in thousands except per share data)	2008	2008	Change	2007	Change

Assets
Cash and Due from Banks	$19,202	$22,783	-16%	$20,984	-8%
Interest-Bearing Deposits with Banks	451	515	-13%	278	62%
Fed Funds Sold	17,410	3,280	431%	4,600	278%

Total Cash and Cash Equivalents	37,063	26,578	39%	25,862	43%

Investment Securities Available for Sale	10,781	11,310	-5%	16,908	-36%

FHLB Stock	2,880	2,880	0%	1,984	45%

Loans Held for Sale	995	562	77%	1,504	-34%

Loans Receivable	823,089	824,600	0%	782,095	5%
Less: Allowance for Loan Losses	(11,488)	(11,585)	-1%	(10,755)	7%

Loans, Net	811,601	813,015	0%	771,341	5%

Premises and Equipment, Net	24,476	24,662	-1%	24,586	0%
Bank Owned Life Insurance	16,750	16,739	0%	16,363	2%
Other Real Estate Owned	669	1,198	-44%	1,332	-50%
Other Assets	7,247	6,933	5%	7,533	-4%

Total Assets	$912,462	$903,877	1%	$867,413	5%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$90,183	$91,764	-2%	$107,648	-16%
NOW Accounts	121,503	126,307	-4%	140,854	-14%
Money Market	157,614	122,724	28%	147,195	7%
Savings	41,645	41,406	1%	44,335	-6%
Time Deposits	372,796	350,667	6%	326,276	14%

Total Deposits	783,741	732,868	7%	766,308	2%
FHLB Overnight Borrowings	—	34,000	-100%	—	0%
Other Borrowed Funds	20,000	30,000	-33%	—	100%
Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	3,964	3,699	7%	3,608	10%

Total Liabilities	833,479	826,341	1%	795,691	5%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding at 9,488,101 9/30/08 9,487,560 6/30/08 and 9,396,875 at 9/30/07	33,384	33,208	1%	32,335	3%
Retained Earnings	45,513	44,226	3%	39,365	16%
Other Comprehensive Income	86	102	-16%	22	287%

Total Shareholders’ Equity	78,983	77,536	2%	71,722	10%

Total Liabilities and Shareholders’ Equity	$912,462	$903,877	1%	$867,413	5%

(more)

WBCO — 3Q08 Profits
October 23, 2008

	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
ASSET QUALITY (unaudited)	September 30,	June 30,	September 30,	September 30,
($ in thousands, except per share data)	2008	2008	2007	2008	2007

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$11,585	$11,404	$10,526	$11,126	$10,048
Indirect Loans:
Charge-offs	(638)	(331)	(200)	(1,332)	(598)
Recoveries	111	117	83	399	200

Indirect Net Charge-offs	(527)	(214)	(117)	(932)	(398)

Other Loans:
Charge-offs	(798)	(773)	(573)	(2,231)	(1,475)
Recoveries	153	118	119	375	379

Other Net Charge-offs	(645)	(655)	(454)	(1,856)	(1,096)

Total Net Charge-offs	(1,172)	(869)	(571)	(2,788)	(1,493)
Provision for Loan Losses	1,075	1,050	800	3,150	2,200

Balance at End of Period	$11,488	$11,585	$10,755	$11,488	$10,755

Net Charge-offs to Average Loans:

Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.89%	0.77%	0.42%	1.12%	0.49%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.36%	0.37%	0.27%	0.35%	0.23%
Net Charge-offs to Average Total Loans (1)	0.57%	0.42%	0.29%	0.46%	0.27%

	September 30,	June 30,	September 30,
	2008	2008	2007

Nonperforming Assets

Nonperforming Loans (2)	$3,888	$2,515	$1,324
Other Real Estate Owned	669	1,198	1,332

Total Nonperforming Assets	$4,557	$3,713	$2,656

Nonperforming Loans to Loans (1)	0.47%	0.30%	0.17%
Nonperforming Assets to Assets	0.50%	0.41%	0.31%
Allowance for Loan Losses to Nonperforming Loans	295.46%	460.64%	812.27%
Allowance for Loan Losses to Nonperforming Assets	252.09%	312.01%	404.91%
Allowance for Loan Losses to Loans	1.40%	1.40%	1.38%

Loan Composition
Commercial	93,821	$97,572	$103,004
Real Estate Mortgages
One-to-Four Family Residential	55,984	56,796	53,543
Commercial	325,314	322,943	276,244
Real Estate Construction
One-to-Four Family Residential	104,505	104,597	97,287
Commercial	45,147	45,359	44,464
Consumer
Indirect	110,239	109,167	117,384
Direct	85,321	85,603	87,439
Deferred Fees	2,758	2,563	2,730

Total Loans	$823,089	$824,600	$782,095

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
(more)

WBCO — 3Q08 Profits
October 23, 2008

	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended
FINANCIAL STATISTICS (unaudited)	September 30,	June 30,	September 30,	September 30,
($ in thousands, except per share data)	2008	2008	2007	2008	2007

Revenues (1) (2)	$11,613	$11,126	$11,840	$34,109	$34,255

Averages
Total Assets	$889,483	$890,997	$853,908	$886,930	$826,420
Loans and Loans Held for Sale	820,425	823,052	773,145	818,210	748,356
Interest Earning Assets	835,704	838,140	796,246	833,509	771,359
Deposits	748,375	736,991	743,842	742,702	722,817
Shareholders’ Equity	$78,084	$76,203	$69,908	$76,191	$68,493

Financial Ratios
Return on Average Assets, Annualized	0.85%	1.09%	1.32%	1.00%	1.22%
Return on Average Equity, Annualized	9.70%	12.78%	16.18%	11.68%	14.74%
Average Equity to Average Assets	8.78%	8.55%	8.19%	8.59%	8.29%
Efficiency Ratio (2)	65.26%	56.88%	57.65%	60.94%	60.20%
Yield on Earning Assets (2)	6.98%	7.02%	8.16%	7.19%	8.12%
Cost of Interest Bearing Liabilities	2.76%	2.90%	3.80%	3.01%	3.75%
Net Interest Spread	4.23%	4.12%	4.36%	4.17%	4.37%
Net Interest Margin (2)	4.62%	4.54%	4.94%	4.60%	4.95%

	September 30,		June 30,	September 30,
	2008		2008	2007

Period End
Book Value Per Share	$8.32		$8.17	$7.63
Total Risk-Based Capital Ratio	13.06	%(3)	12.79%	12.46%
Tier 1 Risk-Based Capital Ratio	11.81	%(3)	11.54%	11.08%
Tier 1 Leverage Ratio	11.68	%(3)	11.50%	11.19%

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3)	Capital ratios for the most recent period are an estimate pending filing of the Company’s regulatory reports.
-0-